                                                                  EXHIBIT (d)(1)
                                                                  EXECUTION COPY



                                MERGER AGREEMENT

                                  BY AND AMONG

                             IRONBRIDGE HOLDING LLC,

                          IRONBRIDGE ACQUISITION CORP.

                                       AND

                              PITT-DES MOINES, INC.

                          DATED AS OF FEBRUARY 1, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I THE OFFER...............................................................................................1

   SECTION 1.1          The Offer.................................................................................1
   SECTION 1.2          Company Action............................................................................4
   SECTION 1.3          Closing...................................................................................5

ARTICLE II THE MERGER.............................................................................................5

   SECTION 2.1          Agreement to Effectuate the Merger........................................................5
   SECTION 2.2          Effective Time of the Merger..............................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER................................................6

   SECTION 3.1          Organization and Qualification............................................................6
   SECTION 3.2          Capitalization............................................................................6
   SECTION 3.3          Authority; Non-Contravention; Approvals...................................................6
   SECTION 3.4          Voting Requirements.......................................................................8
   SECTION 3.5          Financing.................................................................................8
   SECTION 3.6          No Violation of Law.......................................................................8
   SECTION 3.7          Not an "Interested Shareholder."..........................................................8
   SECTION 3.8          Going Concern; Solvency...................................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................9

   SECTION 4.1          Organization and Qualification............................................................9
   SECTION 4.2          Capitalization............................................................................9
   SECTION 4.3          Subsidiaries.............................................................................10
   SECTION 4.4          Authority; Non-Contravention; Approvals..................................................10
   SECTION 4.5          Reports and Financial Statements.........................................................11
   SECTION 4.6          Absence of Undisclosed Liabilities.......................................................12
   SECTION 4.7          Absence of Certain Changes or Events.....................................................12
   SECTION 4.8          Litigation...............................................................................13
   SECTION 4.9          No Violation of Law......................................................................13
   SECTION 4.10         Compliance with Agreements...............................................................13
   SECTION 4.11         Taxes....................................................................................14
   SECTION 4.12         Employee Benefit Plan; ERISA.............................................................14
   SECTION 4.13         Labor Controversies......................................................................16
   SECTION 4.14         Environmental Matters....................................................................16
   SECTION 4.15         Intellectual Property....................................................................17
   SECTION 4.16         Title to Assets..........................................................................18
   SECTION 4.17         Certain Relationships; Transactions with Management......................................19
   SECTION 4.18         Material Contracts.......................................................................19

   SECTION 4.19         State Takeover Statutes..................................................................20
   SECTION 4.20         Disclosure...............................................................................20
   SECTION 4.21         Fairness Opinion of Financial Advisor....................................................20
   SECTION 4.22         Acknowledgement of Assignment of Rights..................................................20

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER.................................................................20

   SECTION 5.1          Conduct of Business by the Company Pending the Merger....................................20
   SECTION 5.2          Control of the Company's Operations......................................................22
   SECTION 5.3          Acquisition Transactions.................................................................23

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................24

   SECTION 6.1          Access to Information....................................................................24
   SECTION 6.2          Expenses and Fees........................................................................25
   SECTION 6.3          Agreement to Cooperate...................................................................26
   SECTION 6.4          Public Statements........................................................................26
   SECTION 6.5          Notification of Certain Matters..........................................................27
   SECTION 6.6          Directors' and Officers' Indemnification and Insurance...................................27
   SECTION 6.7          Financing................................................................................28
   SECTION 6.8          Going Concern............................................................................28
   SECTION 6.9          Employment Agreements....................................................................28
   SECTION 6.10         State Takeover Statutes..................................................................29
   SECTION 6.11         Closing Escrow...........................................................................29
   SECTION 6.12         Pre-clearance of Articles of Merger......................................................29
   SECTION 6.13         Tax Returns..............................................................................29
   SECTION 6.14         Purchase and Sale Agreement..............................................................30
   SECTION 6.15         Approval and Adoption of Plan of Merger..................................................30

ARTICLE VII CONDITIONS...........................................................................................30

   SECTION 7.1          Conditions to Each Party's Obligation to Effect the Merger...............................30
   SECTION 7.2          Conditions to Obligation of the Company to Effect the Merger.............................31
   SECTION 7.3          Conditions to Obligations of Parent and Purchaser to Effect the Merger...................31

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................31

   SECTION 8.1          Termination..............................................................................31
   SECTION 8.2          Effect of Termination....................................................................34
   SECTION 8.3          Amendment................................................................................34
   SECTION 8.4          Waiver...................................................................................34

ARTICLE IX GENERAL PROVISIONS....................................................................................34

   SECTION 9.1          Non-Survival of Representations and Warranties...........................................34
   SECTION 9.2          Brokers..................................................................................34
   SECTION 9.3          Notices..................................................................................35
   SECTION 9.4          Interpretation...........................................................................36
   SECTION 9.5          Miscellaneous............................................................................36
   SECTION 9.6          Governing Law/Jurisdiction and Venue.....................................................36
   SECTION 9.7          Counterparts.............................................................................36
   SECTION 9.8          Parties in Interest......................................................................37


EXHIBITS

Exhibit A           Conditions to the Offer
Exhibit B           Plan of Merger
Exhibit C           Articles of Merger
Exhibit D           Form of Closing Certificate
Exhibit E           Legal Opinion of Parent's Counsel
Exhibit F           Legal Opinion of Company's Counsel

DISCLOSURE SCHEDULE

Section 4.2         Capitalization
Section 4.3         Subsidiaries
Section 4.4         Authority; Non-Contravention; Approvals
Section 4.6         Absence of Undisclosed Liabilities
Section 4.7         Absence of Certain Changes or Events
Section 4.8         Litigation
Section 4.9         No Violation of Law
Section 4.10        Compliance with Agreements
Section 4.11        Taxes
Section 4.12        Employee Benefit Plan; ERISA
Section 4.13        Labor Controversies
Section 4.14        Environmental Matters
Section 4.15        Intellectual Property
Section 4.16        Title to Assets
Section 4.17        Certain Relationships; Transactions with Management
Section 4.18        Material Contracts
Section 5.1         Conduct of Business by the Company Pending the Merger
Section 6.6         Directors' and Officers' Indemnification and Insurance

                                MERGER AGREEMENT

         MERGER AGREEMENT, dated as of February 1, 2002 (the "Agreement"), by and among Ironbridge Holding LLC, a Delaware limited liability company ("Parent"), Ironbridge Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company").

         WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective shareholders for Parent, through Purchaser, to acquire the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a tender offer (the "Offer") to acquire all the issued and outstanding shares of common stock, no par value, of the Company (the "Company Common Stock"; shares of Company Common Stock being hereinafter collectively referred to as the "Shares") for $33.90 per Share in cash (such consideration in cash per Share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") net to the seller, without interest thereon, upon the terms and subject to the conditions of this Agreement and the Offer; and

         WHEREAS, the Boards of Directors of Parent and Purchaser have unanimously approved the making of the Offer and the transactions related thereto; and

         WHEREAS, the Board of Directors of the Company (the "Board") has unanimously approved the making of the Offer and resolved and agreed, subject to the terms and conditions contained herein, to recommend that holders of Shares tender their Shares pursuant to the Offer; and

         WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                    THE OFFER

         SECTION 1.1 The Offer.

         (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events set forth in Exhibit A
                                                                ---------
attached hereto and made a part hereof shall have occurred or be existing (unless such event shall have been waived by Parent), Parent shall cause Purchaser to commence, and Purchaser shall commence as promptly as practicable, but in no event later than the fifth business day after the date of this Agreement, the Offer at the Per Share Amount. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to (i) the condition (the "Minimum Condition") that the number of Shares that, when combined with the Shares already owned by Purchaser and its direct or indirect subsidiaries, constitute at least eighty percent (80%) of the then outstanding Shares shall have been validly tendered and not withdrawn prior to the expiration of the Offer, and (ii) the satisfaction or waiver of the other conditions set forth in Exhibit A attached hereto. Purchaser expressly reserves
                        ---------
the right to waive any such condition (other than the Minimum Condition), to increase the Per Share Amount payable in the Offer, and to make any other changes in the terms and conditions of the Offer (notwithstanding Section 8.3); provided, however, that no change may be made which (i) decreases the Per Share Amount payable in the Offer, (ii) reduces the maximum number of Shares to be purchased in the Offer, (iii) imposes conditions to the Offer in addition to those set forth in Exhibit A hereto, (iv) amends or changes the terms and
                   ---------
conditions of the Offer in any manner materially adverse to the holders of Shares (other than Parent and its subsidiaries) or (v) changes or waives the Minimum Condition. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller, without interest thereon, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition) and unless the Company otherwise consents in writing, Purchaser shall accept for payment and pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

         (b) As soon as reasonably practicable on the date the Offer is commenced, but in no event later than the fifth business day after the date of this Agreement, Purchaser shall file with the Securities and Exchange Commission ("SEC") and disseminate to holders of Shares, to the extent required by law, a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference an offer to purchase the Shares, (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. The written information supplied or to be supplied by the Company for inclusion in the Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Parent and Purchaser will provide the Company and its counsel with a copy of any written comments or telephonic notification of any oral comments Parent or Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and will provide the Company and its counsel with a copy of any written response and telephonic notification of any oral response of Parent, Purchaser or their counsel. In the event that the Offer is terminated or withdrawn by Purchaser, Parent and Purchaser shall cause all tendered Shares to be returned promptly (and to the extent within their power, within five (5) business days) to the registered holders of the Shares represented by the certificate or certificates surrendered to the paying agent designated in the Offer Documents.

         (c) Subject to the terms and conditions hereof, the Offer shall remain open until midnight, New York City time, on the date that is twenty (20) business days after the date the Offer is commenced (the initial "Expiration Date," and any expiration time and date established pursuant to an authorized extension of the Offer as so extended, also an "Expiration Date"); provided, however, that without the consent of the Board, Purchaser may (and, at the request of the Company, shall): (i) from time to time extend the Offer (each such individual extension not to exceed ten (10) business days after the previously scheduled Expiration Date), if at the scheduled Expiration Date any of the conditions of the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived to the extent permitted by this Agreement; or (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer; provided, however, that, in no event shall the Offer be extended beyond March 29, 2002. Parent agrees to cause Purchaser to extend the Offer from time to time in accordance with this Section 1.1(c) for the shortest time periods which it reasonably believes are necessary until the consummation of the Offer if the conditions of the Offer shall not have been satisfied or waived so long as this Agreement shall not have been terminated in accordance with Article VIII hereof.

         (d) Parent shall cause Purchaser to pay to Mellon Investor Services LLC, or such other exchange agent as is reasonably satisfactory to Parent and the Company (the "Paying Agent"), in immediately available United States funds not later than 12:00 noon or such later time as the parties may agree on the first business day immediately following the Expiration Date, an amount equal to the product of the Per Share Amount and all issued and outstanding Shares on such date excluding any treasury Shares and any Shares already owned by the Parent or the Purchaser (the "Total Consideration"). The Total Consideration shall be invested by the Paying Agent as directed by Parent in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $1,000,000,000 in assets (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Paying Agent shall, promptly after the Expiration Date, pay the applicable Per Share Amount to all holders of Shares duly tendered in the Offer. Any of the Total Consideration not so paid pursuant to the Offer shall be disbursed by the Paying Agent pursuant to the terms of the Plan of Merger (as defined in Section 2.1). The Total Consideration shall not be used for any other purpose except as otherwise agreed to by Parent.

         SECTION 1.2 Company Action.

         (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and duly held, has (A) determined that this Agreement and the transactions contemplated hereby (the "Transactions"), are fair to and in the best interests of the holders of Shares other than Parent and its subsidiaries, (B) approved and adopted this Agreement and the Transactions (which approval expressly included the approval of the foregoing for the purposes of Sections 2538(b)(1) and 2555(1) of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") and
Section 8(a) of the Pennsylvania Takeover Disclosure Law but did not constitute adoption or approval of the Plan of Merger (as defined in Section 2.1) for purposes of Section 1924(b)(1)(ii) or Section 2539(1) of the BCL, which adoption and approval shall be made by Purchaser and the Company, respectively, as provided in Section 2.1 hereof) and (C) resolved to recommend, subject to the conditions set forth herein, that the shareholders of the Company accept the Offer. Subject to the fiduciary duties of the Board under applicable law as advised by outside counsel, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described above.

         (b) As soon as reasonably practicable after the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject only to the fiduciary duties of the Board under applicable law as advised in writing by outside counsel, the recommendation of the Board described in Section 1.2(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14D-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal securities laws. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 that shall have become materially false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. The Company will provide Parent and Purchaser and their counsel with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof and will provide Parent and Purchaser and their counsel with a copy of any written responses and telephonic notification of any oral response of the Company or its counsel.

         (c) The Company shall promptly after the execution and delivery of this Agreement furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of the most recent date reasonably practicable, together with all other available listings and computer files containing names, addresses and security position listings of record holders and non-objecting beneficial owners of Shares as of the most recent date reasonably practicable. The Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser and their agents may reasonably request. Subject to the requirements of applicable law and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and, if this Agreement shall be terminated in accordance with Section 8.1, shall deliver promptly to the Company all copies of such information then in their possession.

         SECTION 1.3 Closing.

         The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company on the first business day immediately following the date on which the last of the conditions set forth in Article VII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1 Agreement to Effectuate the Merger.

         (a) The Company's Board of Directors shall approve within the meaning of Section 2539(1) of the BCL a plan of merger substantially in the form attached hereto as Exhibit B (the "Plan of Merger") providing for the merger of
                   ---------
Purchaser with and into the Company (the "Merger"). As soon as practicable on the date of Purchaser's acceptance for payment for not less than 80% of all then outstanding Shares in accordance with the Offer, and subject to the terms and conditions of this Agreement, Parent shall cause Purchaser to adopt the Plan of Merger on behalf of Purchaser pursuant to Section 1922(c) and 1924(a) of the BCL and shall cause Purchaser's Board of Directors to adopt the Plan of Merger on behalf of the Company in Purchaser's capacity as the owner of at least 80% of the outstanding shares of each class of the Company.

         (b) Upon effectiveness of the Merger at the Effective Time (as defined in Section 2.2), the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         (c) At the Effective Time, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Purchaser in accordance with the BCL and the Merger shall otherwise have the effects set forth in Section 1929 of the BCL.

         SECTION 2.2 Effective Time of the Merger.

         As soon as practicable on the date of acceptance for payment for not less than 80% of all the then outstanding Shares in accordance with the Offer, Purchaser shall cause articles of merger in the form attached hereto and made a part hereof as Exhibit C (the "Articles of Merger") to be filed with the Department
          ---------
of State of the Commonwealth of Pennsylvania in the manner required by Section 1927 of the BCL. The Merger shall become effective at such time (the "Effective Time") as the Articles of Merger have been filed with the Department of State of the Commonwealth of Pennsylvania in accordance with the BCL (the "Merger Filing"). The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Parent and Purchaser each represent and warrant to the Company as follows:

         SECTION 3.1 Organization and Qualification.

         Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Purchaser is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of Parent and its subsidiaries, taken as a whole, or Purchaser. True, accurate and complete copies of each of Parent's and Purchaser's Articles of Incorporation and By-laws or other similar organizational documents, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

         SECTION 3.2 Capitalization.

         The authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding and are owned beneficially and of record by Parent.

         SECTION 3.3 Authority; Non-Contravention; Approvals.

         (a) Parent and Purchaser each have full corporate or similar power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 3.3(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Purchaser and the manager of Parent, and except for the adoption of the Plan of Merger by the Board of Directors of Purchaser, no other corporate or company proceedings on the part of Parent or Purchaser are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Purchaser enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) The execution and delivery of this Agreement by each of Parent and Purchaser do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective organizational documents of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Purchaser of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals.

         (c) Except for (i) the making of the Merger Filing with the Department of State of the Commonwealth of Pennsylvania in connection with the Merger, (ii) the filing of the Schedule TO with the SEC, and (iii) the filing with the Pennsylvania Securities Commission of a notice pursuant to Section 8(A) of the Pennsylvania Takeover Disclosure Law and any other "blue sky" filings required by any other state securities commission (the filings and approvals referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Purchaser or the consummation by Parent or Purchaser of the transactions contemplated hereby.

         SECTION 3.4 Voting Requirements.

         No action by the members of Parent or the shareholders of the manager of Parent is required to approve this Agreement and the transactions contemplated hereby. Parent, as the sole shareholder of Purchaser, has approved this Agreement except that, as set forth in Section 2.1(a), neither Parent nor Purchaser has taken any action as of the date hereof that would constitute adoption by the Board of Directors of Purchaser of the Plan of Merger within the meaning of Section 1924(b)(1)(ii) and Section 1924(b)(3) of the BCL.

         SECTION 3.5 Financing.

         Parent and Purchaser have delivered to the Company true and complete copies of the Credit Agreement, dated February 1, 2002 (the "Credit Agreement"), by and among Utrecht-America Finance Co., a Delaware corporation, as initial lender, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as agent for the lenders (collectively, "Lender") and Purchaser, pursuant to which Purchaser will have available the necessary funds to consummate the transactions contemplated hereby. The Credit Agreement constitutes a valid and legally binding agreement of Parent and Purchaser enforceable against them in accordance with its terms. The Credit Agreement has not been modified or supplemented in any way and is in full force and effect.

         SECTION 3.6 No Violation of Law.

         Neither the Parent nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Parent and its subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of the Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"). The Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Parent and its subsidiaries, taken as a whole.

         SECTION 3.7 Not an "Interested Shareholder."

         As of the date hereof, neither the Parent nor any of its subsidiaries is: (i) an "interested shareholder" of the Company as that term is defined in
Section 2538 of the BCL; or (ii) an "Interested Shareholder" of the Company as that term is defined in the Amended and Restated Articles of Incorporation of the Company.

         SECTION 3.8 Going Concern; Solvency.

         As of the date hereof and again as of the Effective Time, both before and after giving effect to the transactions contemplated hereby, with respect to each of Parent and Purchaser and, to the knowledge of Parent and Purchaser, with respect to the Surviving Corporation, individually and collectively, (i) all of such entity's known and estimated debts and obligations ("Debts") have been, or will be in accordance with their terms, paid in full; (ii) the sum of such entity's Debts is not greater than the fair market value of its assets; (iii) such entity has and will pay its Debts as they become due; and (iv) such entity has reasonably sufficient capital to conduct its business, to engage in the transactions contemplated hereby, to satisfy its Debts, contingencies and obligations (including, without limitation, federal, state and local income tax obligations) in the ordinary course as they become due, and as it relates to the Parent and the Surviving Corporation, to continue as a going concern from and after the Closing.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser as follows:

         SECTION 4.1 Organization and Qualification.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, with the determination of materiality being made, in each case, as if after giving effect to all of the transactions contemplated by this Agreement, the Asset Sale Escrow Agreement, and the Purchase and Sale Agreement (each as hereinafter defined) (a "Material Adverse Effect"). True, accurate and complete copies of the Company's Amended and Restated Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

         SECTION 4.2 Capitalization.

         (a) The authorized capital stock of the Company consists of (i) 15,000,000 Shares and (ii) 3,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares"). As of January 30, 2002, 8,946,468 Shares were issued, of which 1,327,798 Shares were held in treasury, and no Preferred Shares were issued or outstanding. All of such Shares are validly issued and are fully paid, nonassessable and free of pre-emptive rights. No subsidiary of the Company holds any Shares.

         (b) Except as set forth in Section 4.2 of the disclosure schedule that has been provided by the Company to the Parent on or prior to the date hereof that expressly relates to this Agreement (the "Disclosure Schedule"), as of the date hereof there are, and at the Effective Time there will be, no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion, redemption or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 4.2 of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

         SECTION 4.3 Subsidiaries.

         Section 4.3 of the Disclosure Schedule lists all of the Company's subsidiaries. Each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of any of such subsidiaries. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of pre-emptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         SECTION 4.4 Authority; Non-Contravention; Approvals.

         (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Required Statutory Approval (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. Each of this Agreement, that certain Asset Purchase Agreement (the "Purchase and Sale Agreement") by and among the Company, PDM Bridge Corp. and Steel Bridges, LLC (the "Asset Buyer") and that certain escrow agreement, executed simultaneously herewith, pursuant to which the Asset Buyer has agreed to deposit certain funds with the escrow agent thereunder relating to the transactions contemplated thereby (the "Asset Sale Escrow Agreement") has been approved by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of each such agreement or the consummation by the Company of the transactions contemplated hereby and thereby. Each of this Agreement, the Purchase and Sale Agreement, and the Asset Sale Escrow Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective
Time) consents required from commercial lenders, lessors or other third parties each as listed in Section 4.4 of the Disclosure Schedule.

         (c) Except for the filing of the Schedule 14D-9 with the SEC pursuant to the Exchange Act (the "Company Required Statutory Approval"), no declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect.

         SECTION 4.5 Reports and Financial Statements.

         At least since January 1, 1996, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously made available to Parent copies of its (a) Annual Reports on Form 10-K as filed with the SEC,
(b) proxy and information statements relating to (i) any meetings of its shareholders (whether annual or special) and (ii) actions by written consent in lieu of a shareholders' meeting, each from January 1, 1996 until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC, in each case, since January 1, 1996 (the documents referred to in clauses (a), (b) and (c), together with any exhibits, any amendments thereto, and any information incorporated by reference therein, are collectively referred to as the "Company SEC Reports"). At the time of filing, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

         SECTION 4.6 Absence of Undisclosed Liabilities.

         Except as set forth in Section 4.6 of the Disclosure Schedule, neither the Company nor any of its subsidiaries had at September 30, 2001, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 2001, and, other than with respect to any liability, obligation or contingency for or relating to borrowed money, were incurred in the ordinary course of business and consistent with past practices,
(b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

         SECTION 4.7 Absence of Certain Changes or Events.

         Except as set forth in Section 4.7 of the Disclosure Schedule, since the date of the most recent Company SEC Report, there has not been a Material Adverse Effect.

         SECTION 4.8 Litigation.

         Except as set forth in Section 4.8 of the Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain, or could reasonably be expected to prevent or materially delay, the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect. Except as set forth in Section 4.8 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits, restricts or could reasonably be expected to materially delay, the consummation of the transactions contemplated hereby or would have any Material Adverse Effect.

         SECTION 4.9 No Violation of Law.

         Except as disclosed in Section 4.9 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in
Section 4.9 of the Disclosure Schedule, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Company and its subsidiaries have all material permits, licenses, franchises, variances, exemptions, orders and other material governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"). The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in Section 4.9 of the Disclosure Schedule, the Company and its subsidiaries have complied in all material respects with all laws, statutes, orders, rules, regulations, ordinances or judgments (including, without limitation, the Federal Worker Adjustment Retraining Notification Act, 29 U.S.C. ss. 2101 et seq. ("WARN"), or any state law equivalent) of any governmental or regulatory body or authority in connection with each disposition of material assets of the Company or any of its subsidiaries that has occurred prior to the date of this Agreement and neither the Company nor any of its subsidiaries has been notified of any claim or threatened claim for indemnification or other relief made by any person resulting from or arising in connection with any such asset sale.

         SECTION 4.10 Compliance with Agreements.

         Except as disclosed in Section 4.10 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, would have, in the aggregate, a Material Adverse Effect.

         SECTION 4.11 Taxes.

         The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all tax returns required to be filed by them for all periods ending on or prior to the Effective Time and (ii) duly paid in full or made adequate provision for the payment of all taxes for all periods ending at or prior to the date hereof (including, without limitation, all withholding and other employee related taxes), except in the case of both clauses (i) and (ii), for failures that would not have a Material Adverse Effect. All such tax returns are true, correct and complete in all material respects. The liabilities and reserves for taxes reflected in the Company balance sheet included in the latest Company SEC Report are adequate to cover all material taxes for all periods ending at or prior to the date hereof and there are no material liens for taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental taxing authority with respect to taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of taxes with any entity that is not, directly or indirectly, a wholly owned corporate subsidiary of the Company.

         SECTION 4.12 Employee Benefit Plan; ERISA.

         (a) Section 4.12 of the Disclosure Schedule identifies all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder ("ERISA"), that (i) is subject to any provision of ERISA, (ii) is maintained, administered, or contributed to by the Company or any entity which, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") ("ERISA Affiliate"), (iii) covers any employee or former employee of the Company or any subsidiary ("Employee Plan") or (iv) with respect to which the Company or any ERISA Affiliate has any unpaid liability or could reasonably be expected to incur any liability. Section 4.12 of the Disclosure
Schedule identifies all Employee Plans which are Multi-Employer Plans within the meaning of Section 3(37) of ERISA or Multiple Employer Plans within the meaning of Section 413(c) of the Code. Section 4.12 of the Disclosure Schedule identifies all material employment, severance and similar contracts, arrangements and policies, and all material plans and arrangements (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement, stock options, stock appreciation rights or other forms of equity and non-equity based incentive benefits that (a) are not Employee Plans, (b) has maintained, administered, or contributed to by the Company or any subsidiary, (c) covers or covered any United States employee or former employee of the Company or any subsidiary or
(d) with respect to which the Company or any subsidiary has any unpaid liability or could reasonably be expected to incur any liability (each of the foregoing a "Benefit Arrangement"). Copies of Employee Plans and Benefit Arrangements have been furnished or made available to the Parent (together with the three (3) most recent annual reports and actuarial valuations prepared in connection with each Employee Plan, to the extent applicable). Except as disclosed in Section 4.12 of the Disclosure Schedule, each Employee Plan and Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, that are applicable to such Employee Plan or Benefit Arrangement.

         (b) Except as disclosed in Section 4.12 of the Disclosure Schedule, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Benefit Arrangements or Employee Plans that could result in penalties, taxes or liabilities, (ii) except for premiums due, none of the Company or any of its ERISA Affiliates has any outstanding liability, whether measured alone or in the aggregate, under Title IV of ERISA nor has any event occurred or could any event reasonably be expected to occur nor does any condition exist or could any condition reasonably be expected to exist which could reasonably be expected to result in any such liability, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Benefit Arrangements or Employee Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 404(b) of ERISA,
(iv) none of the Benefit Arrangements or Employee Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, (v) each of the Benefit Arrangements and Employee Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vi) each of the Benefit Arrangements and Employee Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Benefit Arrangements or Employee Plans, and the period for making any such necessary retroactive amendments has not expired, and no event has occurred or could reasonably be expected to occur nor does any condition exist or could reasonably be expected to exist which could reasonably be expected to result in any such revocation or limitation, (vii) with respect to Employee Plans which are Multi-Employer Plans, neither the Company nor any of its subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal", as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (viii) to the best knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Benefit Arrangements or Employee Plans other than claims for benefits in the ordinary course, and (ix) the Company and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its subsidiaries under Section 4001 of ERISA or
Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

         (c) Section 4.12 of the Disclosure Schedule contains a true and complete summary or list of or otherwise describes all Employee Plans, Benefit Arrangements, material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers. Except as disclosed on Section 4.12 of the Disclosure Schedule, there are no payments due or other obligations owing to any employees or any other persons as the result of any "change of control" or similar provision in any agreement to which the Company or any of its subsidiaries is a party.

         (d) Except as disclosed on Section 4.12 of the Disclosure Schedule, no Employee Plan which is a Welfare Plan within the meaning of Section 3(1) of ERISA provides for retiree benefits.

         SECTION 4.13 Labor Controversies.

         Except as set forth in Section 4.13 of the Disclosure Schedule, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of its subsidiaries, (c) the Company and its subsidiaries have, to the knowledge of the Company, complied in all material respects with respect to all employees, with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes except for failures to comply which, alone or in the aggregate, would not have a Material Adverse Effect, and (d) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth in Section 4.13 of the Disclosure Schedule, there are no proceedings now pending or threatened against the Company before the National Labor Relations Board, any state department of labor, any state commission on human rights, the Equal Employment Opportunity Commission or any other local, state or federal agencies having jurisdiction over employee rights nor have there been any such proceedings since January 1, 2001.

         SECTION 4.14 Environmental Matters.

         (a) Except as set forth in Section 4.14 of the Disclosure Schedule, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as hereinafter defined), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or to Company's knowledge threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (iv) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release in violation of any applicable Environmental Law of any Hazardous Substance (as hereinafter defined), or the threatened or actual violation of any Environmental Law, (v) there have been no environmental assessments or tests which are in the possession of the Company or any of its subsidiaries relating to the activities of the Company or its subsidiaries which have not been delivered to Parent prior to the date hereof, and (vi) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for such matters covered in foregoing clauses (i) through (vi) that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (b) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment including, without limitation, air, surface water, groundwater, surface land, subsurface land, or the protection of human health from exposure to Hazardous Substances or protection of employees in the workplace (exclusive of any workman's compensation laws) or (ii) the exposure to, or the use, storage, treatment, generation, transportation, processing, handling, release or disposal of Hazardous Substances, in each case as amended and as in effect on the date hereof.

         (c) As used herein, "Hazardous Substance" means any substance presently listed, deemed, designated or classified as hazardous, toxic, radioactive, caustic or otherwise hazardous including petroleum, its derivatives, byproducts and other hydrocarbons regulated under any Environmental Law.

         SECTION 4.15 Intellectual Property.

         (a) Section 4.15(a) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each trademark or copyright registration or application for registration thereof, of all Intellectual Property (as herein defined) owned or licensed by the Company and its subsidiaries. Except as otherwise described in Section 4.15(a) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent listed in Section 4.15(a) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the United States Patent Office, Trademark Office or Copyright Office or state trademark office from which the original patent or registration issued or before which the application for trademark or copyright registration is pending. Except as disclosed in Section 4.15(a) of the Disclosure Schedule, to the knowledge of the Company, the rights of the Company or any subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other person, and neither the Company nor any subsidiary has received any claim or written notice from any person, to such effect.

         (b) Except as disclosed in Section 4.15(b) of the Disclosure Schedule:
(i) all the Intellectual Property that is owned by the Company and its subsidiaries is free and clear of any mortgages, liens, pledges, charges or encumbrances of any nature whatsoever and (ii) no actions have been made or asserted or are pending (nor, to the best knowledge of the Company, has any such action been threatened) against the Company or any subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any subsidiary of any of its Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company or any subsidiary are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any person. To the best knowledge of the Company and except as disclosed in Section 4.15(b) of the Disclosure Schedule, no person is using any patents, copyrights, trademarks, service marks, or trade names owned by the Company and its subsidiaries or that infringe upon the Intellectual Property or upon the rights of the Company or any subsidiary therein. Except as disclosed in Section 4.15(b) of the Disclosure Schedule, neither the Company nor any subsidiary has granted any license or other right to any other person with respect to the Intellectual Property owned by the Company and its subsidiaries. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by the Company and its subsidiaries.

         (c) For purposes hereof, the term "Intellectual Property" shall mean all material computer software, patent and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date of this Agreement and which are used in connection with the operation of the Company's and its subsidiaries' businesses, as well as all applications pending on said date for patents or for trademarks, trade name, service mark or copyright registrations.

         SECTION 4.16 Title to Assets.

         Except as set forth in Section 4.16 of the Disclosure Schedule, the Company and each of its subsidiaries has marketable title in fee simple to all its real property and marketable title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) the lien of current taxes, payments of which are not yet delinquent, (b) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), or (c) for such matters which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All leases under which the Company or any of its subsidiaries leases any real or personal property have been delivered to Parent and are in full force and effect and valid and binding obligations of the Company or the relevant subsidiary and each other party thereto effective in accordance with their respective terms, and, to the knowledge of the Company, there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Material Adverse Effect.

         SECTION 4.17 Certain Relationships; Transactions with Management.

         (a) Section 4.17 of the Disclosure Schedule, taken together with the documents listed as exhibits to the Company's Form 10-K filed with the SEC on April 2, 2001, accurately describe all relationships between or among the Company, its directors, its officers or its significant shareholders.

         (b) Except as described in Section 4.17 of the Disclosure Schedule, or in the documents listed as exhibits to the Company's Form 10-K filed with the SEC on April 2, 2001, the Company is not a party to any contract, lease or commitment with any officer, director or significant shareholder (or any affiliate of any such officer, director or shareholder) of the Company.

         (c) Neither the Company nor any of the directors, officers or significant shareholders of the Company (and/or any member of their respective families) has a financial interest (direct or indirect) in any competitor, supplier or customer of the Company.

         SECTION 4.18 Material Contracts.

         Except as set forth in Section 4.18 of the Disclosure Schedule and except for (i) the Purchase and Sale Agreement, (ii) the Contracts (as defined in the Purchase and Sale Agreement), (iii) any agreements, contracts and commitments that are to be fully performed by the Company or any subsidiary of the Company at or prior to the Effective Time, and (iv) any agreements or contracts that have previously been validly assigned to or duly assumed by a third party in connection with the sale or divestiture by the Company of a business unit of the Company, neither the Company nor any subsidiary of the Company is bound by any agreement, contract or commitment that involves base payments or the performance of services by it of an amount or value (as measured by the revenue derived therefrom during fiscal year 2000) in excess of $20,000 annually or $1,500,000 in the aggregate. Except as otherwise set forth in
Section 4.18 of the Disclosure Schedule, each contract or agreement set forth in the Disclosure Schedule that has not been fully performed is in full force and effect and (A) there exists no default or event of default or event, occurrence, condition or act (including the consummation of the Offer or the Merger) on the part of the Company or any of its subsidiaries which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except for such default or event of default which would not have a Material Adverse Effect, and (B) no approval or consent of, or notice to, any person is needed in order that each such contract or agreement that has not been fully performed shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

         SECTION 4.19 State Takeover Statutes.

         The Board of Directors of the Company has approved the Offer and this Agreement within the meaning of Sections 2538(b)(1) and 2555(1) of the BCL and
Section 2538 (a) (presuming that the representation of Parent and Purchaser set forth in Section 3.8 is true and correct) of the BCL is inapplicable to the Offer and this Agreement and the other transactions contemplated by this Agreement.

         SECTION 4.20 Disclosure.

         The information contained in the Disclosure Schedule as it relates to the representations and warranties made by the Company in this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 4.21 Fairness Opinion of Financial Advisor.

         The Company has received the opinion of Tanner & Co. Inc. to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or will be, delivered to Parent.

         SECTION 4.22 Acknowledgement of Assignment of Rights.

         The Company hereby consents, agrees and acknowledges that (a) as a condition to obtaining the debt financing contemplated by Section 3.5, Parent and Purchaser have agreed to pledge and assign to Lender, and to grant a security interest to Lender in and to, their respective rights and privileges under this Agreement and the Asset Sale Escrow Agreement and (b) the Company will execute and deliver to Purchaser such acknowledgements or other consents with respect to such pledge and assignment as Lender may reasonably request.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.1 Conduct of Business by the Company Pending the Merger.

         Except as otherwise contemplated by this Agreement or described in
Section 5.1 of the Disclosure Schedule, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries, to:

         (a) conduct its business in the ordinary and usual course of business and consistent with past practice, except as contemplated by this Agreement or the Purchase and Sale Agreement;

         (b) not (i) amend or propose to amend its charter or by-laws, (ii) split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

         (c) not issue, sell or pledge, or agree to issue, sell or pledge any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

         (d) use all reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with the Company and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

         (e) confer on a regular and frequent basis with one or more designated representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

         (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

         (g) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

         (h) not sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries or any other entity in which it has an equity interest;

         (i) not enter into any contract or commitment with respect to any capital expenditure in an amount in excess of $50,000;

         (j) not acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business or division thereof (or any interest therein); provided, that any subsidiary of the Company may be merged with and into the Company or any other subsidiary of the Company;

         (k) not cancel, amend or modify, in any material respect, any contract disclosed in the Disclosure Schedule or enter into any contract that, if in effect on the date hereof, would be required to be set forth in the Disclosure Schedule;

         (l) not amend or modify the Purchase and Sale Agreement or the Asset Sale Escrow Agreement;

         (m) except in the ordinary course of business, not acquire any assets or securities;

         (n) except in the ordinary course of business or as permitted by the Purchase and Sale Agreement, not transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets or incur or modify any indebtedness for borrowed money (other than for borrowings under existing lines of credit and indebtedness for working capital in the ordinary course of business);

         (o) not make any tax election or settle or compromise any tax liability;

         (p) except as required by applicable law or generally accepted accounting principles, not make any change in its method of accounting;

         (q) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than in connection with (A) the Merger or (B) any merger of a subsidiary of the Company with and into the Company or any other subsidiary of the Company);

         (r) not make any loans, advances or capital contributions to, or investment in, any other Person, other than to any direct or indirect subsidiary of the Company;

         (s) not split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (t) not enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of the transactions contemplated hereby or any other change of control of the Company;

         (u) not purchase, redeem or otherwise acquire any shares of capital stock of the Company or any subsidiary or any rights, warrants or options to acquire any such shares or other securities;

         (v) not take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth
Article IV of this Agreement to be untrue as of the Effective Date; and

         (w) not agree, in writing or otherwise, to take any of the foregoing actions.


         SECTION 5.2 Control of the Company's Operations.

         Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective

Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         SECTION 5.3 Acquisition Transactions.

         (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall cause its subsidiaries to, (i) cause any officer, director or employee of, or any attorney, accountant or other agent retained by it and (ii) use its reasonable best efforts to cause any financial advisor or investment banker retained by it, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any capital stock of the Company, whether by merger, purchase of, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof, other than with respect to the sale of its Bridge Division pursuant to the terms and conditions of the Purchase and Sale Agreement (any such transactions being referred to herein as "Acquisition Transactions").

         (b) Notwithstanding the provisions of paragraph (a) above, the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction furnish (subject to a confidentiality agreement reasonably acceptable to the Company) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") or negotiate with such Potential Acquirer if (i) it has in connection therewith complied with subsection (c) of this Section, and (ii) based upon advice of outside legal counsel to the Board or any special committee of the Board formed to review and evaluate the transactions contemplated by this Agreement, the Board and/or special committee determines in good faith that there is a risk that the failure to provide such confidential or non-public information to such Potential Acquirer would constitute a breach of its fiduciary duty to its shareholders.

         (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b) above, or shall receive any offer of the type referred to in paragraph (b) above, it shall promptly (and in any event, at least prior to providing information or commencing negotiations) inform Parent that information is to be provided, that negotiations are to take place or that an offer has been received and shall furnish to Parent the identity of the person receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, a description of the material terms thereof.

         (d) The Company may enter into a definitive agreement for an Acquisition Transaction which meets the requirements set forth above with a Potential Acquirer with which it is permitted to negotiate pursuant to paragraph
(b) above, but only if (i) the Board shall have duly determined that such Acquisition Transaction would yield a higher per share value to the Company's shareholders than the Per Share Amount and that the execution of such definitive agreement is in the best interests of the Company's shareholders, (ii) at least five (5) business days prior to the execution of such definitive agreement, the Company shall have furnished the Parent with a copy of such definitive agreement, and (iii) the Parent shall have failed within such five (5) business day period to offer to amend the terms of this Agreement in order that the Merger would yield a value to the Company's shareholders at least equal in the good faith judgment of the Board to the Acquisition Transaction. In the event the Company enters into a definitive agreement for an Acquisition Transaction, the Board may change its recommendation as contemplated in Section
1.2 hereof.

         (e) The Company (i) acknowledges that a breach of any of its covenants contained in this Section 5.3 will result in irreparable harm to the other party which will not be compensable in money damage and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the Parent for a breach of such covenant.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Access to Information.

         (a) The Company and its subsidiaries shall afford to Parent and Purchaser and, on a need to know basis, their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Parent or Parent Representatives (i) a copy of each report, schedule and other document filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning the Company's business as Parent or Purchaser shall reasonably request including, without limitation, access to customers of the Company; provided that no investigation pursuant to this
Section 6.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold in strict confidence all non-public documents and information furnished to Parent and Purchaser in connection with the transactions contemplated by this Agreement, except that (i) Parent and Purchaser may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and (ii) each of Parent and Purchaser may disclose any information that it is required by law or judicial or administrative order to disclose.

         (b) The Parent and Purchaser shall afford to the Company and its subsidiaries and, on a need to know basis, their respective accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Company and its subsidiaries or the Company Representatives (i) a copy of each report, schedule and other document filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning the Parent's and/or Purchaser's business as the Company or its subsidiaries shall reasonably request; provided that no investigation pursuant to this Section 6.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. The Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold in strict confidence all non-public documents and information furnished to the Company and its subsidiaries in connection with the transactions contemplated by this Agreement, except that (i) the Company and its subsidiaries may disclose such information as may be necessary in connection with seeking the Company Required Statutory Approval and
(ii) the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

         (c) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided by the other pursuant to this Section 6.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or Parent Representatives or the Company or Company Representatives based on the information in such material shall be destroyed (and Parent and Parent Representatives and Company and Company Representatives shall use their best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing by an authorized officer supervising such destruction.

         SECTION 6.2 Expenses and Fees.

         (a) Except as provided in Section 6.2(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (b) The Company agrees to pay to Parent a fee equal to One Million Five Hundred Thousand Dollars ($1,500,000.00):

                  (i) if the Company terminates this Agreement pursuant to clause (iv) or (v) of Section 8.1(a);

                  (ii) if Parent terminates this Agreement pursuant to clause
         (iv), clause (v), or clause (vii) of Section 8.1(b);

                  (iii) if Parent terminates this Agreement pursuant to clause
         (vi) of Section 8.1(b) and, within six months after the date of this Agreement, the Company consummates, or signs an agreement contemplating the consummation of, a transaction for the sale of all of the Shares; or

                  (iv) if Parent terminates this Agreement pursuant to clause
         (ii) of Section 8.1(b) as a result of the existence of the condition described in clause (d) of the conditions to the Offer set forth in Exhibit A attached hereto.
         ---------

         (c) The Parent agrees to pay the Company a fee equal to One Million Five Hundred Thousand Dollars ($1,500,000.00) if Parent terminates or is unable to consummate the Offer because the debt financing source contemplated by
Section 3.5 of this Agreement shall not have provided to the Parent and to the Purchaser the applicable debt financing in an amount sufficient to pay the aggregate Per Share Amount for all outstanding Shares.

         SECTION 6.3 Agreement to Cooperate.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary filings and submissions, and including, if appropriate, agreeing to amend any specific provisions of this Agreement if the parties agree that such amendment would be beneficial to the parties and not adversely affect the economic terms hereof.

         (b) Without limitation of the foregoing, each of Parent and the Company agrees that if a Notification and Report Form is required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") then each of Parent and the Company shall (i) file such Notification and Report Form with the FTC and the Antitrust Division, (ii) use its best efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (iii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto. The Company undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division with respect to the transactions contemplated by the Purchase and Sale Agreement and shall cause the Asset Buyer to covenant in the Purchase and Sale Agreement that such purchaser will file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division with respect to the transactions contemplated by the Purchase and Sale Agreement.

         SECTION 6.4 Public Statements.

         The parties shall use reasonable efforts to consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such reasonable efforts; provided, that a party may, without the prior consent of any other party, issue a press release or make such public statement as may be required by law or any rule of or agreement with any national securities exchange or automated quotation system to which Parent or the Company is subject.

         SECTION 6.5 Notification of Certain Matters.

         Each of the Company, Parent and Purchaser agree to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (a) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the date hereof or the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.6 Directors' and Officers' Indemnification and Insurance.

         (a) After the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, jointly and severally indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties" against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In furtherance of the foregoing agreement, the Surviving Corporation hereby affirms its obligations as the surviving corporation of the Merger after the Effective Time under the Indemnification Agreements between the Company and its officers and directors which are identified in Schedule 6.6 of the Disclosure Schedule, true, correct and complete copies of which have been made available to the Parent or its counsel. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent and the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties; which counsel shall be reasonably satisfactory to Parent and the Surviving Corporation, promptly after statements therefor are received, (ii) Parent and the Surviving Corporation will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the BCL shall be made by outside legal counsel acceptable to the Parent, the Surviving Corporation and the Indemnified Party; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

         (b) Prior to the Effective Time, the Company shall purchase, and pay in advance, all premiums therefor, a policy of directors and officers liability insurance in an amount which is not less than the coverage presently maintained by the Company and covering each individual who served as an officer or director of the Company prior to the Effective Time which policy shall cover any claims that may be brought within a period of not less than six (6) years following the Effective Time.

         (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 6.6.

         (d) It is understood and agreed that the Indemnified Parties shall be third party beneficiaries of this Section 6.6.

         SECTION 6.7 Financing.

         Parent and Purchaser shall use their best efforts to obtain the debt financing contemplated by Section 3.5. In connection therewith, neither Parent nor Purchaser shall engage in any conduct or actions intended to forestall or impede the financing. Neither Parent nor Purchaser shall amend, modify or supplement the terms or conditions of the Credit Agreement, or cancel or waive any rights under the Credit Agreement in any manner that would result in Parent or Purchaser not obtaining sufficient funds to consummate the transactions contemplated hereby.

         SECTION 6.8 Going Concern.

         The Surviving Corporation will, and Parent will cause the Surviving Corporation to, (i) maintain its existence as a validly existing corporation under the laws of the Commonwealth of Pennsylvania for not less than three years after the Effective Date and (ii) continue to manage any assets of the Surviving Corporation, including real estate assets of the Company.

         SECTION 6.9 Employment Agreements.

         Immediately following the consummation of the Merger, the Company shall pay any and all amounts, to the extent then due and payable (including as a result of the consummation of the Merger), under the employment agreements between the Company and its employees (including, without limitation, the senior officers) subject to no conditions other than the prior or concurrent delivery by each such employee of a written statement to the Company terminating his or her employment agreement with the Company effective upon consummation of the Merger. It is understood and agreed that the employees (including, without limitation, the senior officers) party to the employment agreements with the Company shall be third party beneficiaries of this Section 6.9.

         SECTION 6.10 State Takeover Statutes.

         If any "fair price", "control share acquisition", "moratorium", "interested shareholder" or other anti-takeover statute, or similar statute or regulation, shall become applicable to this Agreement or any of the transactions contemplated hereby (including, without limitation, the Offer), the Company and its Board of Directors shall (subject always to applicable law and the fiduciary duties of the Board of Directors) take all action necessary to ensure that the Offer and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Offer and the other transactions contemplated hereby and thereby.

         SECTION 6.11 Closing Escrow.

         (a) On the date which is one Business Day prior to the Closing Date (the "Escrow Closing Date"), the Company shall deliver to Parent a certificate of the Chief Financial Officer of the Company in the form attached hereto as Exhibit D (the "Closing Certificate"), which shall certify that as of such date,
---------
the Company possesses unrestricted cash in an amount of at least One Hundred Thirty-Two Million Dollars ($132,000,000.00) (the "Minimum Cash Amount"). On the Escrow Closing Date, the Company shall transfer cash in an amount equal to the Minimum Cash Amount to a Company account established for that purpose at a financial institution designated by Parent.

         (b) The Escrow Closing Date under this Agreement shall be the same date as the Escrow Closing Date under the Purchase and Sale Agreement. The Company shall not deliver the Escrow Closing Date Notification Certificate (as defined in the Purchase and Sale Agreement) pursuant to Section 4.2 of the Purchase and Sale Agreement without the prior written consent of Purchaser, and shall provide Purchaser with a copy of such certificate simultaneously with the delivery of such certificate under the Purchase and Sale Agreement.

         SECTION 6.12 Pre-clearance of Articles of Merger.

         Purchaser shall, as soon as reasonably practicable and in any event not later than five business days prior to the initial expiration date of the Offer, submit to the Department of State of the Commonwealth of Pennsylvania draft Articles of Merger for the purpose of pre-clearing such Articles of Merger for filing with the Department of State of the Commonwealth of Pennsylvania and shall use its reasonable best efforts to respond as promptly as practicable to all inquiries or comments of the Department of State of the Commonwealth of Pennsylvania with respect thereto and shall make all such changes to the Articles of Merger as shall be necessary to effect the Merger Filing pursuant to
Section 2.2 hereof.

         SECTION 6.13 Tax Returns.

         Parent shall cause the Surviving Corporation to prepare and file all required income tax returns and pay all income taxes due for the years 2001 and 2002.

         SECTION 6.14 Purchase and Sale Agreement.

         Parent shall cause the Surviving Corporation to satisfy all of the conditions necessary to consummate the transactions contemplated by the Purchase and Sale Agreement including, but not limited to, obtaining any required approval from the shareholders of the Surviving Corporation.

         SECTION 6.15 Approval and Adoption of Plan of Merger.

         The Company will approve the Plan of Merger pursuant to and within the meaning of Section 2539(1). As soon as practicable after Purchaser's acceptance for payment for not less than 80% of all then outstanding Shares in accordance with the Offer, the Purchaser will adopt the Plan of Merger pursuant to and within the meaning of Section 1924(a) and will cause the Company to be deemed to have adopted the Plan of Merger pursuant to and within the meaning of Section 1924(b)(3) of the BCL.


                                  ARTICLE VII

                                   CONDITIONS

         SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger.

         The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) the waiting periods under the HSR Act applicable to the consummation of the Merger and/or, to the extent applicable, to the consummation of the transactions contemplated by the Purchase and Sale Agreement shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities;

         (b) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (c) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal; and

         (d) all material governmental waivers, consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby, and all material consents from lenders or other third parties required to consummate the Merger, shall have been obtained and be in effect at the Effective Time.

         SECTION 7.2 Conditions to Obligation of the Company to Effect the
Merger.

         Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) Parent and Purchaser shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of an officer of Parent and of Purchaser to that effect.

         (b) The Company shall have received a legal opinion of counsel to Parent substantially in the form attached hereto as Exhibit E.
                                                    ---------

         SECTION 7.3 Conditions to Obligations of Parent and Purchaser to Effect the Merger.

         Unless waived by Parent and Purchaser, the obligations of Parent and Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following condition:

         (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate from an officer of the Company to that effect.

         (b) Parent shall have received a legal opinion of counsel to the Company substantially in the form attached hereto as Exhibit F.
                                                     ---------

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 Termination.

         This Agreement may be terminated at any time prior to the Closing Date by mutual consent or as follows:

         (a) The Company shall have the right to terminate this Agreement:

                  (i) if the Company's Board of Directors:

                           (A)      reasonably determines that the
                                    representations and warranties of Parent and Purchaser contained in this Agreement are not true and correct in any material respect on and as of the date made and on and as of the date of the Board's determination;

                           (B) reasonably determines that the condition set forth in Section 7.1(d) above cannot be satisfied in all material respects on or prior to the Closing Date;

                  (ii) if the Merger is not completed by March 29, 2002 otherwise than on account of delay or default on the part of the Company or any of its affiliates or associates;

                  (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its affiliates or associates;

                  (iv) if (A) the Company receives an offer from any third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) with respect to a merger, sale of substantial assets or other business combination involving the Company,
         (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer would yield a higher value to the Company or its shareholders than the Merger and (C) Parent or Purchaser fails, within five (5) business days after Parent is notified of such determination and of the terms and conditions of such offer, to make an offer which is substantially equivalent to, or more favorable than, such offer;

                  (v) if (A) a tender/exchange offer is commenced by a third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer would yield a higher value to the Company or its shareholders than the Merger and (C) Parent or Purchaser fails, within five (5) business days after Parent is notified of such determination, to make an offer which is substantially equivalent to, or more favorable than, such tender/exchange offer; or

                  (vi) if Parent (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after notice of such default is given to Parent by the Company.

         (b) Parent shall have the right to terminate this Agreement:

                  (i) if Parent:

                           (A)      reasonably determines that the
                                    representations and warranties of Company contained in this Agreement are not true and correct in any material respect on and as of the date made and on and as of the date of such determination; or

                           (B) reasonably determines that the conditions set forth in Section 7.l(d) above cannot be satisfied in all material respects on or prior to the Closing Date,

                  (ii) if the Merger is not completed by March 29, 2002 otherwise than on account of delay or default on the part of the Parent or any of its affiliates or associates;

                  (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Parent or any of its affiliates or associates;

                  (iv) if the Company (A) fails to perform in any material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within ten (10) days after notice of such default is given to the Company by Parent;

                  (v) if, prior to the Purchaser having accepted Shares for payment pursuant to the Offer, the Purchase and Sale Agreement or the Asset Sale Escrow Agreement shall have been terminated;

                  (vi) if, after the date of this Agreement and prior to the Purchaser having accepted Shares for payment pursuant to the Offer, any Person (other than Parent or Purchaser) shall have acquired beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the outstanding voting securities of the Company, and such person fails to tender such shares such that the Minimum Condition cannot be obtained by such failure to tender, or is granted an option or right to acquire more than 20% of such voting securities of the Company; or

                  (vii) if the Company shall have received an offer with respect to any Acquisition Transaction, and (A) the Board of Directors of the Company shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, (B) the Company or its Board of Directors shall have approved, recommended or entered into an agreement with respect to, or consummated the transactions contemplated by any such Acquisition Transaction or (C) the Board of Directors of the Company shall have resolved to do any of the foregoing.

         (c) As used in this Section 8.1, (i) "affiliate" has the meaning set forth in Rule 144 promulgated by the SEC pursuant to the Securities Act (ii) "associate" has the meaning set forth in Rule 12b-2 promulgated by the SEC pursuant to the Exchange Act and (iii) "group" has the meaning set forth in
Section 13(d) of the Exchange Act and the rules and regulations thereunder.

         SECTION 8.2 Effect of Termination.

         In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, (a) this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Purchaser or their respective officers or directors (except as set forth in this Section 8.2 and in Sections 6.1(c), 6.2, and 6.4 all of which shall survive the termination) and (b) each party's sole remedy shall be to receive the amounts provided for in Section 6.2 of this Agreement as agreed and liquidated damages, it being agreed that in such event each party's actual damages would be incapable of precise ascertainment and that the amounts set forth in Section 6.2 of this Agreement are reasonable estimates of such damages and none of Parent, Purchaser, the Company or any of their respective subsidiaries shall have any further liability to any other party hereto. Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3 Amendment.

         This Agreement may not be amended except by action taken by the respective Boards of Directors of each of the parties hereto or duly authorized committee thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

         SECTION 8.4 Waiver.

         At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 Non-Survival of Representations and Warranties.

         All representations and warranties in this Agreement shall not survive the Merger, and after the Effective Time of the Merger neither the Company, Parent, Purchaser or their respective officers or directors shall have any further obligation with respect thereto. Notwithstanding the immediately preceding sentence, the Surviving Corporation's obligations set forth in Section
6.6 shall continue in full force and effect following the Effective Time.

         SECTION 9.2 Brokers.

         The Company represents and warrants that no broker, finder or investment banker other than Tanner & Co., Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent and Purchaser jointly and severally represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

         SECTION 9.3 Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via overnight courier or facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Parent or Purchaser to:

                  Ironbridge Acquisition Corp.

                  Ironbridge Holding LLC
                  950 Third Avenue, 23rd Floor
                  New York, NY 10022
                  Attention: James Haber
                  Telephone No.: (212) 688-2700
                  Fax No.: (212) 688-7908

                  with a copy to:

                  Brown Raysman Millstein Felder & Steiner LLP
                  900 Third Avenue
                  New York, NY 10022
                  Attention: Robert M. Unger, Esq.
                  Telephone No.: (212) 895-2000
                  Fax No.: (212) 895-2900

         (b)      If to the Company, to:

                  Pitt-Des Moines, Inc.
                  Town Center One, Suite 400
                  1450 Lake Robbins Drive
                  The Woodlands, Texas 77380
                  Attention: President
                  Telephone No.:  (281) 765-4600
                  Fax No.: (281) 765-4602

                  with a copy to:

                  Buchanan Ingersoll Professional Corporation
                  301 Grant Street, 20th Floor
                  One Oxford Centre
                  Pittsburgh, PA  15219
                  Attention:  Ronald Basso, Esq.
                  Telephone No.: (412) 562-3943
                  Fax No.: (412) 562-1041

         SECTION 9.4 Interpretation.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (b) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         SECTION 9.5 Miscellaneous.

         This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 9.6 Governing Law/Jurisdiction and Venue.

         (a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS AND TO BE EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH COMMONWEALTH.

         (b) EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ALLEGHENY COUNTY, PENNSYLVANIA. EACH PARTY CONSENTS AND AGREES THAT VENUE OF ANY ACTION INSTITUTED UNDER THIS AGREEMENT SHALL BE PROPER ONLY IN THE COMMONWEALTH OF PENNSYLVANIA AND WAIVES ANY OBJECTION TO SUCH VENUE.

         SECTION 9.7 Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 9.8 Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for the rights of indemnified Parties under
Section 8.6, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                          IRONBRIDGE ACQUISITION CORP.

                          By:
                             -----------------------------------------------
                             James Haber, President



                          IRONBRIDGE HOLDING LLC

                          By: Ironbridge Holding Corp., its Manager

                          By:
                             -----------------------------------------------
                             James Haber, President



                          PITT-DES MOINES, INC.


                          By:
                             -----------------------------------------------
                             W.W. McKee,
                             President and Chief Executive Officer

                                    EXHIBIT A

                             CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period to the consummation of the transactions contemplated by the Purchase and Sale Agreement shall not have expired or been terminated prior to the expiration of the Offer, (iii) Parent shall not have received a legal opinion of counsel to the Company substantially in the form attached hereto as Exhibit F, or (iv) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

         (a) there shall have been issued any injunction, order or decree by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, resulting from any action or proceeding brought by any person other than any governmental, administrative or regulatory authority or agency, domestic or foreign, which (i) makes illegal, impedes, delays or otherwise directly or indirectly restrains or prohibits the making of the Offer or the consummation of any other Transaction or seeks to obtain material damages; (ii) prohibits or limits ownership or operation by the Company, Parent or Purchaser of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, in each case as a result of the Transactions, or seeks to impose any material limitation on the ability of Parent or Purchaser to conduct its business, own such assets, or consummate the transactions contemplated by the Purchase and Sale Agreement, or the Asset Sale Escrow Agreement; (iii) imposes limitations on the ability of Parent or Purchaser to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser or Parent pursuant to the Offer or otherwise on all matters properly presented to the Company's shareholders, including, without limitation, the approval and adoption of this Agreement and the Transactions, except as specifically provided in Subchapter 25(G) of the BCL provided that such Subchapter 25(G) does not prohibit the consummation of the Merger without the approval of the Company's Shareholders pursuant to Section 1924(b)(1)(ii) of the BCL; (iv) requires divestiture by Parent or Purchaser of any Shares, or (v) has a Material Adverse Effect;

         (b) there shall have been any action taken, or any law, statute, rule, regulation, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, in the case of both (i) and
(ii), other than the routine application of the waiting period provisions of the HSR Act to the Offer and the Merger, which results in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

         (c) any change (other than any change (x) arising in the ordinary course of business, (y) arising out of changes in general economic, regulatory or political conditions or (z) arising out of changes which affect the markets in which the Company operates in general) shall have occurred that would have a Material Adverse Effect;

         (d) the net assets of the Company, determined by Parent using the methodologies agreed to by the parties as of the date of the Merger Agreement are less then Two Hundred Fifty-Seven Million Dollars ($257,000,000.00);

         (e) any of the representations or warranties made by the Company in the Merger Agreement shall be untrue or incorrect, in each case as of the date of the Merger Agreement and the expiration date of the Offer, except (i) for changes specifically permitted by the Merger Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects, as of such date;

         (f) the Company's Board of Directors shall have withdrawn, modified or amended in any respect adverse to Parent or Purchaser its recommendation of the Offer and the Company shall have entered into an agreement providing for or implementing an Acquisition Transaction, or shall have resolved to do any of the foregoing;

         (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement, or any party thereto shall have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of such party to be performed or complied with by it under the Purchase and Sale Agreement or the Asset Sale Escrow Agreement;

         (h) the Company, PDM Bridge Corp. or the Asset Buyer shall have failed to deliver an irrevocable certificate to the escrow agent under the Asset Sale Escrow Agreement confirming that all conditions precedent to the closing of the transactions contemplated by the Purchase and Sale Agreement have been satisfied or waived or any closing document to be delivered on or prior to the closing of the transactions contemplated thereby shall not have been irrevocably delivered, together with the full amount of the purchase price paid in accordance with the terms of the Purchase and Sale Agreement, to be held in escrow pending the consummation of the Offer and the Merger;

         (i) this Agreement, the Purchase and Sale Agreement or the Asset Sale Escrow Agreement shall have been terminated in accordance with its terms;

         (j) Parent, Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

         (k) (i) any proceeding shall have been instituted by or against the Company, PDM Bridge Corp., or the Asset Buyer seeking to adjudicate such party a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for such party or for any substantial part of such party's property, (ii) the Company, PDM Bridge Corp., or the Asset Buyer shall have failed to pay its debts as such debts become due or shall have admitted in writing its inability to pay its debts generally, or (iii) the Company, PDM Bridge Corp., or the Asset Buyer shall have made a general assignment for the benefit of creditors.

         The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                    EXHIBIT B

                                 PLAN OF MERGER

                     (See Exhibit (d)(2) to the Schedule TO)


                                                          EXHIBIT C

                                                      ARTICLES OF MERGER

Microfilm Number                                        Filed with the Department of State on
                 ------------------------                                                     ---------------------------


Entity Number
              ---------------------------               ------------------------------------------------------------------
                                                                           Secretary of the Commonwealth

                                               ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                                                            DSCB:15-1926 (Rev 91)

         In compliance with the requirements of 15 Pa.C.S. ss. 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

 1.     The name of the corporation surviving the merger is: Pitt-Des Moines, Inc.
                                                             ---------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------------------

 2.     (Check and complete one of the following):

         X   The surviving corporation is a domestic business corporation and the (a) address of its current registered office in
       ----- this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the
             Department is hereby authorized to correct the following information to conform to the records of the
             Department):

        (a)  3400 Grand Avenue            Pittsburgh              PA                15225               Allegheny
            ----------------------------------------------------------------------------------------------------------------------
             Number and Street            City                    State             Zip                 County

        (b)
            c/o:
                 -----------------------------------------------------------------------------------------------------------------
                 Name of Commercial Registered Office Provider                                               County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

         ___ The surviving corporation is a qualified foreign business corporation incorporated under the laws of _________________
             _________________________________________ and the (a) address of its current registered office in this Commonwealth or
             (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

        (a)
             ---------------------------------------------------------------------------------------------------------------------
             Number and Street                           City              State             Zip                 County

        (b)  c/o:
                  ----------------------------------------------------------------------------------------------------------------
                  Name of Commercial Registered Office Provider                                                     County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

         ___ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of ____________
             _________________________________________ and the address of its principal office under the laws of such domicillary
             Jurisdiction is:


       ---------------------------------------------------------------------------------------------------------------------------
        Number and Street                        City                   State              Zip                 County



3.       The name and address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

         Name of Corporation            Address of Registered Office or Name of Commercial Registered Office Provider    County
         Ironbridge Acquisition Corp.   Corporation Service Company                                                      Dauphin

4.       (Check, and if appropriate complete, one of the following):

         X  The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.
       -----

             The plan of merger shall be effective on                                     at
       -----                                             ---------------------------------   --------------------------------------
                                                                       Date                                     Hour

 5.     The manner in which the plan of merger was adopted by each domestic corporation is as follows:

        Name of Corporation                    Manner of Adoption

        Ironbridge Acquisition Corp.           By its Board of Directors and Sole Shareholder pursuant to 15 Pa.C.S.ss. 1922(c)
                                               and 1924(a)
       ---------------------------------------------------------------------------------------------------------------------------

        Pitt-Des Moines, Inc.                  Deemed to be adopted by it pursuant to 15 Pa.C.S.ss. 1924(b)(3) and approved by its
                                               Board of Directors pursuant to ss.2539(1)
       ---------------------------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------------------

6.       (Strike out this paragraph if no foreign corporation is a party to the merger).

7.       (Check, and if appropriate complete, one of the following):

         X        The plan of merger is set forth in full in Exhibit A attached hereto and made a party hereof.
       -----

             Pursuant to 15 Pa.C.S.ss. 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of
       ----- the Plan of Merger that amend or constitute the operative Articles of Incorporation of the Surviving
             Corporation as in effect subsequent to the Effective Date of the plan are set forth in full in Exhibit 1 attached hereto and made a part hereof. The full text of the Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is:


       ---------------------------------------------------------------------------------------------------------------------------
       Number and Street                    City                State                               Zip


 IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of

 Merger to be signed by a duly authorized officer thereof this             day of                          , 2002.
                                                                   -------         -----------------------



                  Ironbridge Acquisition Corp.                                               Pitt-Des Moines, Inc.
------------------------------------------------------------------    ----------------------------------------------------------
                      (Name of Corporation)                                                   (Name of Corporation)

 By:
       -----------------------------------------------------------    ----------------------------------------------------------
                           (Signature)                                                             (Signature)

 Title:
         ---------------------------------------------------------    ----------------------------------------------------------

                         Exhibit A to Articles of Merger

                                 Plan of Merger

                     (See Exhibit (d)(2) to the Schedule TO)

                                    EXHIBIT D

                           FORM OF CLOSING CERTIFICATE

                              PITT DES-MOINES, INC.
                               CLOSING CERTIFICATE

         I, the undersigned, Chief Financial Officer of Pitt Des-Moines, Inc. (the "Company"), do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company, to the best of my knowledge, that there is, as of the Effective Date, One Hundred Thirty-Two Million Dollars ($132,000,000.00) of unrestricted cash in the Company and such amount has been transferred to an account at an institution designated by Ironbridge Acquisition Corp.

                                        Pitt Des-Moines, Inc.



                                        By: __________________________
                                              Chief Financial Officer

                                    EXHIBIT E

                      FORM OF OPINION OF COUNSEL TO PARENT

                                                 [Date of Closing]

Pitt-Des Moines, Inc.
Town Center One, Suite 400
1450 Lake Robbins Drive
The Woodlands, Texas 77380
Attention: President

         Re:      Ironbridge Holding LLC (2269/71)
                  -------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Ironbridge Holding LLC, a Delaware limited liability company ("Parent") and Ironbridge Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Purchaser"), in connection with the transactions contemplated by that certain Merger Agreement, dated as of February 1, 2002 (the "Merger Agreement"), by and among Parent, Purchaser and Pitt-Des Moines, Inc. ("PDM"). Except as otherwise defined herein, capitalized terms used in this opinion letter are defined as set forth in the Merger Agreement.

         In connection with the opinions set forth below, we have examined, and are familiar with, executed originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, together with originals or copies of such corporate records, documents, instruments, and agreements as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         We have also reviewed the organizational documents of Parent and Purchaser, and such other documents and records including, among other things, the documents delivered on the date hereof pursuant to the Merger Agreement and we have made such examinations of law, as we have deemed necessary or appropriate for purposes of this opinion.

         In rendering the opinions set forth below, we have assumed that (i) all signatures on any executed documents are genuine and that each of the parties signatory thereto (other than Parent and Purchaser) has all requisite legal capacity, and the individuals representing such parties have all requisite authority and legal capacity necessary thereto; (ii) all documents and certificates submitted to us as originals are authentic; (iii) all documents submitted to us as photostatic or facsimile copies conform with the originals; and (iv) there exists no agreement (written or oral), instrument, or document to which PDM, Parent or Purchaser is a party modifying or in any manner affecting their respective rights, remedies, duties, obligations, covenants or agreements provided by the Merger Agreement.

         We have further assumed, with respect to all of the documents referred to in this letter, that (except to the extent set forth in the opinions expressed below as to Parent and Purchaser): (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute enforceable obligations of, each of the parties to such documents; (ii) all signatories to such documents have been duly authorized; (iii) all of the parties to such documents are duly organized and validly existing and have such corporate or other power and authority to execute, deliver and perform their respective obligations under each of such documents; (iv) all necessary consents, approvals, authorizations, registrations, declarations and filings (governmental or otherwise) and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under, the Merger Agreement by each party thereto other than Parent and Purchaser, have been made or satisfied or have occurred and are in full force and effect.

         In making our examination of documents which call for execution by parties other than Parent or Purchaser ("Other Parties"), we have further assumed the enforceability thereof against all the Other Parties; and we have assumed that each of the Other Parties (i) has satisfied those legal requirements that are applicable to it to the extent necessary to make the Merger Agreement enforceable against it, and (ii) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Merger Agreement against Parent and Purchaser.

         As to all other matters of fact material to the opinions expressed below, we have relied upon (i) certificates and the representations set forth therein, obtained from a duly authorized officer of Parent and Purchaser, (ii) the accuracy of the representations and warranties of Parent and Purchaser contained in the Merger Agreement, (iii) a good standing certificate of the Secretary of State of the State of Delaware dated __________ issued on behalf of Parent, and (iv) a subsistence certificate of the Secretary of State of the Commonwealth of Pennsylvania dated ____________ issued on behalf of Purchaser. With regard to the "good standing" or "subsistence" of Parent or Purchaser, respectively, our opinions in numbered paragraphs 1 and 2 below are qualified in that no opinion is expressed respecting any arrearage in the payment of any state or local taxes, which arrearage, if any, could adversely affect Parent's or Purchaser's good standing or subsistence, as the case may be; however, to our knowledge, there are no such arrearages outstanding. In connection with any and all such certificates, representations and warranties dated or made prior to the date hereof, with your permission, we have assumed that each and every matter certified, represented or warranted thereby is true, effective and accurate as of the date hereof. Furthermore, to the extent that any of our opinions herein rely on or are based in whole or in part upon the existence of such facts, we call your attention to the fact that our opinions are limited to such facts as they exist on the date hereof, and we disclaim any undertakings to advise you of changes which hereafter may be brought to our attention.

         For purposes of rendering the opinions set forth in numbered paragraphs 2, 4, 6, and 7 of this opinion, we have relied exclusively, with your permission, upon the opinion of even date herewith of Duane Morris LLP, special Pennsylvania counsel to Parent and Purchaser addressed to Purchaser (the "Duane Morris Opinion"), a copy of which is attached hereto as Exhibit A.

         Whenever our opinion herein is qualified by the phrase `to the best of our knowledge", "known to us" or similar language, such language means the actual knowledge of the attorneys of this firm who have had active involvement in negotiating, reviewing or preparing the Merger Agreement. We have not, however, examined any public records or undertaken any other special or independent investigation in connection with any such opinion. Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

                  1. Parent is a Delaware limited liability company, duly organized and in good standing under the laws of the State of Delaware.

                  2. Purchaser is a Pennsylvania business corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania.

                  3. Parent has the power and authority to execute, deliver and perform all of its obligations under the Merger Agreement.

                  4. Purchaser has the corporate power and authority to execute, deliver and perform all of its obligations under the Merger Agreement.

                  5. Parent has taken all necessary action to authorize the execution, delivery and performance by Parent of the Merger Agreement, and has duly executed and delivered the Merger Agreement.

                  6. Purchaser has taken all corporate action necessary to authorize the execution, delivery and performance of the Merger Agreement, and has duly executed and delivered the Merger Agreement.

                  7. The Merger Agreement is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing.

         The foregoing opinions are further qualified to the extent that we express no opinion as to: (i) the enforceability of any provisions of the Merger Agreement that purport to waive any rights or remedies otherwise available under applicable law; and (ii) the enforceability of any provisions of the Merger Agreement that purport to waive or change any rules of civil procedure (including, without limitation, the consent to jurisdiction of courts located in a forum other than that in which any party is located). Our opinion is further subject, in its entirety, to limitations imposed by bankruptcy, insolvency, reorganization, marshalling, moratorium, equity of redemption or similar laws of general application affecting the enforceability of the rights of creditors, and to limitations imposed by the application of equitable principles (whether enforcement is sought in equity or at law), including, by way of example, equitable principles that (i) require that the parties to the transaction act with reasonableness or good faith or (ii) might not require Purchaser or Parent to perform restrictive or other covenants if enforcement of same against such party would be deemed unreasonable under the circumstances.

         As used in paragraph 7 of this opinion letter, the term "fraudulent transfer laws" is understood to include laws relating to restrictions on the ability of a corporation to declare or pay dividends, reacquire shares of its own stock, or make other distributions on or with respect to its capital stock (such as ss. 1551 of the Pennsylvania Business Corporation Law), as well as the Pennsylvania Fraudulent Transfer Act and similar laws.

         The opinions set forth herein are limited to the matters specifically addressed herein (subject to all of the qualifications and limitations provided herein), and no other opinions are expressed or may be implied or inferred. Specifically, we call to your attention that we have relied upon the Duane Morris Opinion as to each of the matters addressed in paragraphs 2, 4, 6, and 7 of such opinion and, except in reliance on such paragraphs of the Duane Morris Opinion, we express no opinion as to the organizational status of Purchaser or the power and authority of Purchaser to enter into the Merger Agreement. The foregoing opinions are made as of the date hereof and are expressly subject to there being no material change in the law and there being no additional facts which would materially affect the validity of the assumptions and conclusions set forth herein or upon which these opinions are based. We undertake no obligation to update such opinions at any time subsequent to the date hereof

         We call your attention to the fact that the attorneys of this firm involved in the representation of Parent and Purchaser are admitted to practice law in the State of New York. Accordingly, we express no opinion with respect to the effect of any law other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America. We express no opinion with respect to any laws of the Commonwealth of Pennsylvania or with respect to the application of any antitrust or securities laws to, or the effect of any such laws on, the transactions contemplated by the Merger Agreement.

         This opinion is furnished for your sole benefit in connection with the transactions described herein and may not be relied upon for any other purpose or by any other party without the prior written consent of this firm.

                                                Very truly yours,

                Exhibit A to Form of Opinion of Counsel to Parent

                 Form of Opinion of Special Pennsylvania Counsel
                             to Parent and Purchaser

                                                         [Date of Closing]


Ironbridge Acquisition Corp.
950 Third Avenue, 23rd Floor
New York, NY  10022

Ladies and Gentlemen:

         We have acted as special Pennsylvania counsel for Ironbridge Acquisition Corp., a Pennsylvania corporation (the "Purchaser") in connection with the preparation, execution and delivery of that certain Merger Agreement (the "Merger Agreement") dated as of January [31], 2002 by and among Purchaser, Ironbridge Holdings LLC, a Delaware limited liability company ("Parent") and Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company"). All capitalized terms used herein but not defined herein shall have the same respective meanings set forth in the Merger Agreement.

         As such counsel, we have examined an executed copy of the Merger Agreement; the Articles of Incorporation and bylaws of the Purchaser as amended through the date hereof and as made available to us by an officer of the Purchaser; certified copies of resolutions adopted by the Board of Directors and shareholder of Purchaser; and such other agreements, documents and matters as we have deemed necessary in connection with delivering this opinion.

         In the course of such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. In rendering the opinion set forth below, we have assumed the due authorization, execution and delivery by Parent and the Company of the Merger Agreement and all other agreements and documents to be executed and delivered by either of them pursuant to the Merger Agreement, that no further corporate or limited liability company action is required for either of them to perform their respective obligations thereunder and that the Merger Agreement and any such other agreements are the enforceable obligations of the parties thereto other than Purchaser. We have also assumed without investigation that Parent is the sole shareholder of Purchaser. As to certain factual matters, we have relied upon certificates of public officials.

         Based upon the foregoing, and solely in reliance thereon, it is our opinion that:

         1. Purchaser is a Pennsylvania corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania.

         2. Purchaser has the corporate power and authority to execute and deliver the Merger Agreement and to perform all of its obligations thereunder.

         3. Purchaser has taken all necessary corporate actions to authorize the execution and delivery by Purchaser of the Merger Agreement and the performance by Purchaser of its obligations thereunder. Purchaser has duly executed and delivered the Merger Agreement.

         4. The Merger Agreement constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by: (a) bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer of other similar laws affecting the rights and remedies of creditor generally and (b) general principles of equity (including the availability of specific performance as a remedy and regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania. We expressly disclaim any opinion as to the applicability or effect of any securities or antitrust laws, and we express no opinion with respect to the effectiveness of the Merger.

         As used in numbered paragraph 4 above, the term "fraudulent transfer laws" is understood to include laws relating to restrictions on the ability of a corporation to declare or pay dividends, reacquire shares of its own stock or make other distributions on or with respect to its capital stock (such as Section 1551 of the Pennsylvania Business Corporation Law), as well as the Pennsylvania Fraudulent Transfer Act and similar laws.

         The opinions given herein are as of the date hereof, and we assume no obligations to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any change in law that may hereafter occur.

         This opinion is delivered to you at your request and may not be utilized or relied upon, quoted, referred to or circulated by any other person without our prior written consent. We understand that Brown Raysman Millstein Felder & Steiner LLP will be relying upon this opinion in delivering its opinion to the Company, and we hereby consent to such reliance.

                                                  Sincerely,

                                    EXHIBIT F
                      FORM OF OPINION OF COUNSEL TO COMPANY

                                                         [Date of Closing]

Ironbridge Acquisition Corp.
Ironbridge Holding LLC
950 Third Avenue, 23rd Floor
New York, NY  10022

Rabobank Nederland, New York Branch, as Agent
245 Park Avenue
New York, NY 10167


Ladies and Gentlemen:

         We have acted as counsel for Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation, negotiation, execution and delivery of a certain Merger Agreement, dated as of February 1, 2002, by and among Ironbridge Holding LLC, Ironbridge Acquisition Corp. and the Company (the "Merger Agreement").

         We are delivering this opinion letter to you pursuant to Section 7.3 of the Merger Agreement. Unless otherwise defined herein, capitalized terms shall have the respective meanings set forth in the Merger Agreement.

         On the basis of and subject to the assumptions, qualifications, exceptions and limitations set forth below, we express the following opinions:

         1. The Company is a Pennsylvania business corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania.

         2. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Merger Agreement.

         3. The Company has taken all corporate action necessary to authorize the execution, delivery and performance of the Merger Agreement, and has duly executed and delivered it.

         4. The Merger Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing.

         5. Assuming that as soon as practicable after Purchaser's acceptance for payment of not less than 80% of all then outstanding Shares in accordance with the Offer, the Board of Directors of the Purchaser has executed and delivered the written consent attached hereto, then immediately upon filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania, the Merger shall be effective without any further action on the part of the shareholders of the Company or otherwise and upon effectiveness of the Merger all obligations of the Company will become legal, valid and binding obligations of the Surviving Corporation in the Merger.

         For purposes of this opinion letter, we have among other things examined the following:

         (i)      the Merger Agreement;

         (ii) the Articles of Incorporation and all amendments thereto of the Company (the "Charter");

         (iii)    the Bylaws of the Company;

         (iv) certified copies of resolutions of the Board of Directors of the Company relating to the Merger Agreement;

         (v) various certificates of public officials, and certificates of officers of the Company as to factual matters; and

         (vi) such other agreements, documents and records as we have deemed necessary as a basis for the opinions expressed above;

and we have made such other investigation as we have deemed appropriate.

         As to certain matters of fact material to the opinions expressed herein, we have relied upon certificates of public officials and of officers of the Company with respect to the accuracy of factual matters contained therein, which we have not independently established.

         The law covered by the opinions expressed herein is limited to the law of the Commonwealth of Pennsylvania and the federal law of the United States of America.

         Our opinions above are subject to the proviso that no opinion is given as to the application of any antitrust or securities laws. We affirm that the Pennsylvania Business Corporation Law of 1988, as amended, is not a securities law excluded from our opinion by the preceding sentence.

         In rendering the opinions hereinbefore expressed, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic, original documents of all documents submitted to us as copies, the due authority of the parties executing such documents (other than those executing on behalf of the Company), and the legal capacity of natural persons.

         In making our examination of documents which call for execution by parties other than the Company ("Other Parties"), we have assumed the enforceability thereof against all the Other Parties; and we have assumed that each of the Other Parties (i) has satisfied those legal requirements that are applicable to it to the extent necessary to make the Merger Agreement enforceable against it, and (ii) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Merger Agreement against the Company.

         As used in paragraph 4 of this opinion letter, the term "fraudulent transfer laws" is understood to include laws relating to restrictions on the ability of a corporation to declare or pay dividends, reacquire shares of its own stock, or make other distributions on or with respect to its capital stock (such as ss. 1551 of the Pennsylvania Business Corporation Law), as well as the Pennsylvania Fraudulent Transfer Act and similar laws.

         We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions of the Merger Agreement (i) which waive any rights afforded to any party thereto under any statute or constitutional provision; (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes, laws or public policy; or (iii) the breach of which a court concludes is not material or does not adversely affect Ironbridge Holding LLC or Ironbridge Acquisition Corp. We express no opinion on the enforceability of any provisions in the Merger Agreement relating to conflicts of law or choice of law or jurisdiction or venue. We also express no opinion on compliance with fiduciary duty requirements.

         The opinions in this letter are limited to the matters set forth herein; no Opinion may be inferred or implied beyond the matters expressly stated in this letter; and the opinions must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter. We assume no obligation to update this opinion to advise you of any changes in facts or laws subsequent to the date hereof.

         This opinion letter may be relied upon only by you in connection with the execution and delivery of the Merger Agreement and the transactions contemplated thereby. You may not rely upon this opinion letter for any other purpose, and no other person or entity may rely upon this opinion letter for any purpose without our prior written consent. This opinion letter may not be referred to, or described, furnished or quoted to, any other person, firm or entity, without in each instance our prior written consent.

                                        Yours truly,

                                        BUCHANAN INGERSOLL
                                        PROFESSIONAL CORPORATION

                                        By:
                                           --------------------------------